EXHIBIT 99.2

Vizconnect, Inc.
Proforma Balance Sheets

	As of December 31, 2012 Vizconnect, Inc.	As of December 31, 2012 Viz Connect LLC	Combined		Proforma Adjustments	Proforma Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$302	$19,842	$20,144	(1)	(302)	$19,842
Prepaid expenses	-	760	760		-	760

Total assets	$302	$20,602	$20,904		(302)	$20,602

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$4,030	$93,401	$97,431	(1)	(4,030)	$93,401
Accrued Expenses		21,943	21,943			21,943
Deferred Revenue		36,667	36,667			36,667
Advance from shareholder	6,425	-	6,425	(1)	(6,425)	-
Loans payable	-	310,000	310,000		-	310,000
Note payable - related party	-	22,500	22,500		-	22,500
Note payable	-	15,000	15,000		-	15,000

Total current liabilities	10,455	499,511	509,966		(10,455)	499,511

Stockholders' (Deficit) Equity:
Preferred stock: $0.001 par value, 5,000,000 shares authorized, none	-	-	-		-	-
share issued and outstanding as of December 31, 2012
Common stock: $0.001 par value, 70,000,000 shares authorized,
40,680,000 shares issued and outstanding at December 31, 2012	15,680	25,000	40,680		-	40,680
Additional paid-in capital	33,520	(5,000)	28,520	(1)	(49,200)	(20,680)
Accumulated deficit	(59,353)	(498,909)	(558,262	(1)	59,353	(498,909)

Total stockholders’ deficit	(10,153)	(478,909)	(489,062		10,153	(478,909)

Total liabilities and stockholders’ deficit	$302	$20,602	$20,904		(302)	$20,602

See Notes to Financial Statements.

Vizconnect, Inc.
Proforma Statement of Operations

	For the twelve months eneded December 31, 2012 VizConnect, Inc.	For the twelve months eneded December 31, 2012 VizConnect LLC	Combined	Proforma Adjustments	Proforma Consolidated
REVENUE
Subscription Revenue	$-	$23,531	$23,531	$-	$23,531

Total Revnue	-	23,531	23,531	-	23,531

OPERATING EXPENSES
Programming, Hosting & Technology Expense	-	108,834	108,834		108,834
Professional Fees	-	109,693	109,693		109,693
General and Administrative	9,523	46,727	56,250 (1)	(9,523)	46,727
Selling Expense	-	17,430	17,430	-	17,430
Total Operating Expenses	9,523	282,684	292,207	(9,523)	282,684

Loss From Operations	(9,523)	(259,153)	(268,676)	9,523	(259,153)

Interest expense	-	14,306	14,306		14,306

NET LOSS	$(9,523)	$(273,459)	$(282,982)	$9,523	$(273,459)

Basic and diluted loss pet common share					$(0.01)

Weighted average shares outstanding					40,680,000

Note:
(1) Effect on elimination of VizConnect, Inc. upon consolidation

See Notes to Financial Statements.